Exhibit 99.1

CECO ENVIRONMENTAL CORP.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 26, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CECO2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 26, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94866-P53210 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CECO ENVIRONMENTAL CORP.

The Board of Directors recommends you vote FOR Proposal 1:

		For	Against	Abstain
1.	CECO Stock Issuance Proposal. To APPROVE the issuance of shares of CECO's common stock to stockholders of Thermon Group Holdings, Inc. in the first merger contemplated by the Agreement and Plan of Merger, dated as of February 23, 2026, by and among CECO, Thermon, Longhorn Merger Sub, Inc., and Longhorn Merger Sub LLC.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2:

		For	Against	Abstain
2.	Adjournment Proposal. To APPROVE a proposal to adjourn the CECO annual meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the CECO stock issuance proposal at the time of the CECO annual meeting.	☐	☐	☐

The Board of Directors recommends you vote FOR each of the nominees in Proposal 3:

3. Election of Directors

Nominees:

		For	Against	Abstain
3a.	Jason DeZwirek	☐	☐	☐
3b.	Todd Gleason	☐	☐	☐
3c.	Robert E. Knowling, Jr.	☐	☐	☐
3d.	Claudio A. Mannarino	☐	☐	☐
3e.	Munish Nanda	☐	☐	☐
3f.	Valerie Gentile Sachs	☐	☐	☐
3g.	Laurie A. Siegel	☐	☐	☐
3h.	Richard F. Wallman	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4:

		For	Against	Abstain
4.	To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 5:

		For	Against	Abstain
5.	To approve the CECO Environmental Corp. 2026 Equity and Incentive Compensation Plan.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 6:

		For	Against	Abstain
6.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2026.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report to Stockholders and Notice & Proxy Statement are available at www.proxyvote.com. V94867-P53210 CECO ENVIRONMENTAL CORP. Annual Meeting of Stockholders May 27, 2026 at 8:00 a.m. Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder hereby appoints Todd Gleason and Alyson Gregory Richter, or either of them, as proxy, and each with full power of substitution and revocation, to represent and to vote as designated on this proxy, all of the shares of common stock that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Central Time on May 27, 2026, at www.virtualshareholdermeeting.com/CECO2026, or at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" ALL OF THE NOMINEES LISTED IN PROPOSAL 3, "FOR" PROPOSAL 4, "FOR" PROPOSAL 5, AND "FOR" PROPOSAL 6. If other matters are properly presented at the Annual Meeting, the above named proxies will vote on such matters in their discretion. Continued and to be signed on reverse side